Exhibit 10.1

English Translation

Erste Ergänzung zum Arbeitsvertrag	First Amendment to the Employment Agreement

zwischen	between

Gentherm Enterprises GmbH Rudolf-Diesel-Str. 12, 85235 Odelzhausen	Gentherm Enterprises GmbH Rudolf-Diesel-Str. 12, 85235 Odelzhausen
“Gentherm” oder “Gesellschaft”	“Gentherm” or “Company”

und	and

Thomas Stocker Kerbelweg 28, 80995 München	Thomas Stocker Kerbelweg 28, 80995 München
“Leitender Angestellter”	“Executive”

PRÄAMBEL	PREAMBLE
(A)Der leitende Angestellte und Gentherm haben einen Arbeitsvertrag geschlossen, der auf den 13. März 2019 datiert (der „Arbeitsvertrag“).	(A)Executive and Gentherm executed an employment agreement dated 13 March 2019 (the “Employment Agreement”).
(B)Die Parteien sind übereingekommen, den Arbeitsvertrag um die in dieser Vereinbarung dargelegten Bedingungen zu ergänzen.	(B)The Parties have agreed to amend the Employment Agreement by adding the terms set forth in this Agreement.
DAZU vereinbaren die Parteien das Folgende:	THEREFORE the Parties agree as follows:
1.Abfindung bei Kontrollwechsel	1.Change in Control Severance
Die Gesellschaft gewährt dem Leitenden Angestellten nach Maßgabe folgender Voraussetzungen eine Change in Control Abfindung:	The Company agrees to provide a Change in Control Severance to the Executive pursuant to the conditions set out below, as follows:
1.1Endet das Arbeitsverhältnis des Leitenden Angestellten durch	1.1If Executive’s employment relationship is terminated
(i) eine von der Gesellschaft oder ihrem Rechtsnachfolger ausgesprochene Kündigung ohne dass einer der in Ziffer 2.1 genannten Gründe vorliegt, oder	(i) by the Company or its successor without Cause as defined in section 2.1 or
(ii) durch eine von dem Leitenden Angestellten ausgesprochene Kündigung aus triftigem Grund nach Ziffer 2.2	(ii) by the Executive for Good Reason as defined in section 2.2

während eines Zeitfensters, das mit Unterzeichnung einer Vereinbarung über einen Kontrollwechsel nach Ziffer 2.3 beginnt und zwölf (12) Monate nach dem Kontrollwechsel endet, erhält der Leitende Angestellten vorbehaltlich der Bestimmungen in Ziffern 1.2 und 1.3 eine Abfindung, die sich wie folgt berechnet:

during the window period starting with the signing of an agreement to engage in a Change in Control as defined in section 2.3 until twelve (12) months after the Change in Control, then the Executive will pursuant to the stipulations in sections 1.2 and 1.3 be entitled to a severance which will be calculated as follows:

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1.1.1Zwei Jahresfestgehälter nach Ziffer 5.1 seines Arbeitsvertrags, zahlbar als einmaliger Pauschalbetrag innerhalb von dreißig (30) Tagen nach dem Tag der Beendigung des Arbeitsverhältnisses.

1.1.1Two (2) years of the fixed base pay of the Executive according to section 5.1 of his Employment Agreement, payable in a single lump sum payment within thirty (30) days of the effective end date of the employment relationship.

1.1.1Die Abfindung erhöht sich, ungeachtet eines unterjährigen Ausscheidens des Leitenden Angestellten aus den Diensten der Gesellschaft, um den zweifachen (2-fachen) Ziel-Bonus des Leitenden Angestellten nach Ziffer 5.3 seines Arbeitsvertrages für das Jahr, in dem das Arbeitsverhältnis endet, sofern der Leitende Angestellte auf den leistungsbezogenen variablen Bonus für dieses Jahr verzichtet.   Die zusätzliche Abfindung nach dieser Ziffer 1.1.2 kommt als einmaliger Pauschalbetrag zusammen mit der Abfindung nach Ziffer 1.1.1 zur Auszahlung.

1.1.1Disregard of the end of the Executive Employee within the course of a year, the severance will be raised for an amount equivalent to two (2) times of the Executive’s bonus target pursuant to section 5.3 of his Employment Agreement for the year in which the termination occurs provided that the Executive confirms that he will not be entitled to a bonus payment for this year. The additional severance pursuant to this section 1.1.2 shall be paid in a lump sum and together with the severance pursuant to section 1.1.1.

1.1.1Soweit der Bonus des Leitenden Angestellten für das Jahr vor der Beendigung des Arbeitsverhältnisses zum Beendigungszeitpunkt noch nicht ausgezahlt worden ist, wird er zum gleichen Zeitpunkt fällig und zahlbar, zu dem die Gesellschaft die Jahresboni an die aktiven Mitarbeiter auszahlt.

1.1.1To the extent the annual bonus for the year prior to the year in which the termination of employment occurs has not been made, payment of such annual bonus shall be made at same time the Company makes payment of such annual bonuses to active employees.

1.1Der Anspruch auf die Change in Control Abfindung nach Ziffer 1.1 entsteht in Faller einer Kündigung des Arbeitsverhältnisses durch die Gesellschaft oder ihren Rechtsnachfolger nach Ziffer 1.1 (i) nur, sofern der Leitende Angestellte bis zum Ablauf der Frist des § 4 Satz 1 Kündigungsschutzgesetz keine Klage auf Feststellung erhebt, dass das Arbeitsverhältnis durch die Kündigung nicht aufgelöst ist.

1.1The entitlement to the Change in Control Severance pursuant to section 1.1 is subject to the condition precedent that in case of a notice of termination by the Company or its sucessor in accordance withsSection 1.1 (i) above, the Executive refrains from filing a law suit within the period stipulated in section 4  sentence 1 of the German Termination Protection Act  (Kündigungsschutzgesetz) that his employment relationship is not terminated by the notice of termination.

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1.1Der Anspruch auf die Change in Control Abfindung nach Ziffer 1.1 entsteht in Faller einer Kündigung des Arbeitsverhältnisses durch die Gesellschaft oder ihren Rechtsnachfolger nach Ziffer 1.1 (i) oder durch den Leitenden Angestellten nach Ziffer 1.1 (ii) weiterhin nur, sofern der Leitende Angestellte [innerhalb von drei Wochen nach Erhalt bzw. Ausspruch der Kündigung] einen Aufhebungs- oder Abwicklungsvertrag über die Beendigung seines Arbeitsverhältnisses schließt, aus dem sich ergibt, dass die Gesellschaft oder ihr Rechtsnachfolger dem Leitenden Angestellten neben der unter Ziffer 1.1 genannten Change in Control Abfindung und dem dort genannten Bonus keine weiteren Abfindungen/Bonuszahlungen schuldet.

1.1Furthermore, the entitlement to the Change in Control Severance pursuant to section 1.1 is subject to the condition precedent that in case of a notice of termination by the Company or its sucessor in accordance with section 1.1 (i) above, or in case of a notice of termination by the Executive in accordance with section 1.1 (ii) above, the Executive enters [within a period of three weeks following the receipt of the notice of termination or the issuing of a notice letter by himself] into a termination agreement or a winding-up agreement on the termination of his employment relationship according to which the Company or its successor only owes the Change in Control Severance and bonus as stipulated in section 1.1 but no additional severance and/or bonus payments.

1.1Im Falle einer ordentlichen Kündigung durch die Gesellschaft oder ihren Rechtsnachfolger oder durch den Leitenden Angestellten nach Ziffer 1.1 bleibt die Gesellschaft oder ihr Rechtsnachfolger berechtigt, den Leitenden Angestellten während des Laufs der Kündigungsfrist nach Maßgabe der Bestimmungen seines Arbeitsvertrages bezahlt und unter Anrechnung etwaiger Urlaubsansprüche freizustellen.

1.1In case of an ordinary notice of termination by the Company or its successor or by the Executive in accordance with section 1.1, the Company or its successor remains entitled to release the Executive from his obligation to render services during the notice period in accordance with the respective stipulations of his Employment Agreement with continued payment and by setting off his vacation entitlements, if any.

2.Definitionen	2.Definitions

2.1Ein zu einem Ausschluss der Change in Control Abfindung führender „Grund“ für die Kündigung des Arbeitsverhältnisses des Leitenden Angestellten durch die Gesellschaft liegt vor, wenn der Leitenden Angestellte:

2.1A “Cause“ to terminate the Executive’s employment relationship by the Company which excludes the payment of a Change in Control Severance means:

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(i) eine schwere Straftat oder eine Straftat, für die im Fall der Verurteilung eine Freiheitsstrafe wahrscheinlich ist, begeht oder dazu verurteilt wird, es sei denn, die Gesellschaft darf eine Einstellungsentscheidung nicht von einer solchen Verurteilung abhängig machen;

(i) the commission or conviction of a felony, or any other crime of the Executive the conviction of which will likely result in incarceration, except to the extent applicable law restricts the Company from making an employment decision based on such a conviction;

(ii) ein als Betrug zu qualifizierendes Verhalten (Handeln oder Unterlassen) gegenüber der der Gesellschaft begeht;	(ii) the commission of any act or omission involving fraud of the Executive with respect to the Company;
(iii) ein Verhalten oder ein öffentlicher Auftritt an den Tag legt, das geeignet ist, die Gesellschaft öffentlich zu diskreditieren, ihren Ruf zu schädigen oder ihr wirtschaftlichen Schaden zuzufügen;	(iii) the Executive’s conduct or publicity, not otherwise protected by law, having the potential to cause the Company public disgrace, disrepute or economic harm;
(iv) angemessene Weisungen der Gesellschaft nicht befolgt;	(iv) the failure of the Executive to timely perform duties reasonably directed by the Company;
(v) Treuepflichten verletzt oder ein grob fahrlässiges oder vorsätzliches Fehlverhalten gegenüber der Gesellschaft an den Tag legt;	(v) a breach of fiduciary duty, gross negligence or willful misconduct of the Executive with respect to the Company;
(vi) gegen wesentliche Unternehmensrichtlinien wesentlich verstößt.	(vi) the Executive’s material violation of a material Company policy.
2.1Ein die Zahlung einer Change in Control Abfindung auslösender „triftiger Grund“ für die Kündigung des Arbeitsverhältnisses durch den Leitenden Angestellten liegt vor, wenn die Gesellschaft:	2.1“Good Reason” for the termination of the employment relationship by the Executive which triggers the payment of a Change in Control severance means:

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(i) den Arbeitsvertrag wesentlich verletzt hat;	(i) a material breach of the Employment Agreement by the Company;
(ii) die jeweils aktuelle Vergütung oder Zusatzleistungen wesentlich herabsetzt und/oder Zuständigkeiten, Aufgaben oder Pflichten vor oder nach einem Kontrollwechsel wesentlich herabsetzt;	(ii) a material diminution in Executive’s then-current compensation or benefits, authority, duties, or responsibilities, including prior to and following a Change in Control;

Ein „triftiger Grund“ ist nur gegeben, wenn (x) der Leitende Angestellte die Gesellschaft schriftlich innerhalb von 30 Tagen nach dem Eintritt einer der oben genannten Ereignisse darüber informiert und sie auffordert, die Situation zu beseitigen und die Gesellschaft die Situation nicht innerhalb von 30 Tagen nach Erhalt der Mitteilung beseitigt und (y) der Leitende Angestellte das Arbeitsverhältnis spätestens 45 Tage nach der Information über das Ereignis kündigt.

No “Good Reason” will exist unless (x) Executive notifies the Company in writing within 30 days after the existence of any condition listed above and asked the Company to cure the condition, and the Company fails to cure the condition within 30 days after receiving notice, and (y) Executive terminates employment by no later than 45 days after providing the notice.

2.1Für die Zwecke dieser Vereinbarung bedeutet ein „Kontrollwechsel“ das zuerst eintretende von einem der folgenden Ereignisse, von denen jedes auch ein „Kontrollwechselereignis“ im Sinne von Treas. Reg. Abschnitt 1.409A-3(i)(5), der auf „nonqualified deferred compensation arrangements“ Anwendung findet, darstellen muss:

2.1For purposes of this Agreement, a “Change in Control” means the earliest to occur of any of the following events, each of which must also constitute a “change in control event” within the meaning of Treas. Reg. section 1.409A-3(i)(5) which governs nonqualified deferred compensation arrangements:

(i) eine Person oder mehrere als Gruppe handelnde Personen nach Ziffer 2.4 dieser Vereinbarung, erwirbt bzw. erwerben das wirtschaftliche Eigentum an mehr als der Hälfte des gesamten Marktwerts oder mehr als die Hälfte aller Stimmrechte der zu dem Zeitpunkt ausstehenden Aktien der Gentherm Corporated bzw. hat/haben dies während des mit dem Datum des jüngsten Erwerbs durch eine solche Person oder Gruppe endenden Zwölfmonatszeitraums erworben;

(i) any one Person or more than one Person Acting as a Group as defined in section 2.4 of this Agreement acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group, beneficial ownership of more than a majority of the total fair market value or total voting power of the then-outstanding stock of Gentherm Incorporated;

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(ii) eine Person oder mehrere als Gruppe handelnde Personen erwirbt bzw. erwerben die Vermögenswerte der Gentherm Incorporated mit einem Bruttomarktwert (wie vom Board of Directors von Gentherm Incorporated (dem „Board“) bestimmt) von mehr als 50% des Bruttomarktwerts aller Vermögenswerte der Gentherm Incorporated vor Beginn der Übernahme, bzw. hat/haben dies während des mit dem Datum des jüngsten Erwerbs durch eine solche Person oder Gruppe endenden Zwölfmonatszeitraums erworben; oder

(ii) any one Person or more than one Person Acting as a Group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group, the assets of Gentherm Incorporated that have a total gross fair market value (as determined by Gentherm’s Board of Directors (the “Board”)) of more than 50% of the total gross fair market value of all of the assets of Gentherm Incoprorated immediately prior to the initiation of the acquisition; or

(iii) während eines beliebigen Zwölfmonatszeitraums wird eine Mehrheit der Mitglieder des Board durch Directors ersetzt, deren Ernennung oder Wahl nicht von einer Mehrheit der Mitglieder des Board of Directors befürwortet oder genehmigt wird, die vor der Einleitung der Ersetzung Mitglieder des Board of Directors waren.

(iii) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed or approved by a majority of the members of the Board who were members of the Board prior to the initiation of the replacement.

2.1Für die Zwecke dieser Vereinbarung bedeutet „Person“ jede natürliche oder juristische Person oder Gruppe im Sinne von Abschnitt 13(d)(3) oder 14(d)(2) des Securities Exchange Act von 1934 in der jeweils gültigen Fassung (der „Exchange Act“), mit Ausnahme

2.1For purposes of this Agreement, a “Person” means any individual, entity or group within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than

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(i) der Gentherm Incorporated,	(i) Gentherm Incorporated,
(ii) eines Treuhänders oder einer sonstigen treuhänderischen Verwaltung, die Wertpapiere im Rahmen eines Mitarbeitervorsorgeplans der Gentherm Incorporated hält, oder	(ii) any trustee or other fiduciary holding securities under an employee benefit plan of Gentherm Incorporated, or

(iii) einer Gesellschaft, die sich direkt oder indirekt in der Hand der Anteilseigner der Gentherm Incorporated befindet, und zwar im Wesentlichen in demselben Verhältnis wie diese Anteilseigner Aktien der Gentherm Incorporated auf sich vereinigen.

(iii) any corporation owned, directly or indirectly, by the shareholders of Gentherm Incorporated in substantially the same proportions as their ownership of stock of Gentherm Incorporated.

Personen gelten als „als Gruppe handelnd“ (oder als „Gruppe“), wenn sie eine „Gruppe“ im Sinne von Abschnitt 13 des Exchange Act sind.  Wenn eine Person Kapitalbeteiligungen an beiden Unternehmen besitzt, die eine Fusion, Konsolidierung, einen Kauf oder Erwerb von Aktien oder eine ähnliche Transaktion durchführen, wird dieser Anteilseigner nur in Bezug auf die Eigentümerschaft an diesem Unternehmen vor der Transaktion, die zu der Änderung führt, als „als Gruppe handelnd“ mit anderen Anteilseignern betrachtet, nicht aber in Bezug auf die Kapitalbeteiligung an dem anderen Unternehmen.  Personen werden nicht allein deshalb als „als Gruppe handelnd“ angesehen, weil sie zur gleichen Zeit Vermögenswerte desselben Unternehmens erwerben oder zur gleichen Zeit oder als Ergebnis desselben öffentlichen Angebots Anteile desselben Unternehmens kaufen oder besitzen.

Persons will be considered to be “Acting as a Group” (or a “Group”) if they are a “group” as defined under section 13 of the Exchange Act.  If a Person owns equity interests in both entities that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be Acting as a Group with other shareholders only with respect to the ownership in that entity before the transaction giving rise to the change and not with respect to the ownership interest in the other entity. Persons will not be considered to be Acting as a Group solely because they purchase assets of the same entity at the same time or purchase or own stock of the same entity at the same time, or as a result of the same public offering.

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2.1Das Vorliegen eines „Change in Control“ wird von dem CEO von Gentherm Corporated offiziell bekanntgegeben.	2.1The occurance of a “Change in Control” will be formally announced by Gentherm Corporated’s CEO.
3.Schlussbestimmungen	3.Final Provisions

3.1Diese Vereinbarung ersetzt alle Abfindungsregelungen, die im Arbeitsvertrag, dem geänderten und neu gefassten Gentherm Incorporated Senior Level Performance Bonus Plan oder anderen Vereinbarungen vorgesehen sind.

3.1This Agreement supersedes any severance opportunity provided in the Employment Agreement, the Amended and Restated Gentherm Incorporated Senior Level 2Performance Bonus Plan or any other agreement.

3.1Diese Vereinbarung ersetzt oder ändert nicht die Bestimmung zur Behandlung von Kapitalbeteiligungen oder Rechten zum Erwerb von Kapitalbeteiligungen des Leitenden Angestellten nach Beendigung seines Arbeitsverhältnisses.

3.1For clarity, this Agreement does not supersede or modify any provision governing the treatment of Executive’s equity interests or rights to acquire equity interests following the termination of Executive’s employment.

3.1Im Übrigen bleibt der Arbeitsvertrag vom 13. März 2019 unverändert in Kraft und wirksam.	3.1Except as expressly set forth in this Agreement, the Employment Agreement dated 13 March 2019 remains unmodified, in force and effect.
3.1Die deutsche Fassung ist maßgeblich. Die englische Fassung ist eine Übersetzung ausschließlich zu Informationszwecken.	3.1The German version is binding. The English version is a convenience translation for information purposes only.

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Unterschriften/Signatures

Gentherm Enterprises GmbH:
Datum/Date:	6/18/21	Datum/Date:	6/10/21
	/s/ Matteo Anversa		/s/ Barbara Runyon
Name:	Matteo Anversa	Name:	Barbara Runyon
Position:	Executive Vice President, CFO and Treasurer Geschäftsführer Gentherm Enterprises GmbH	Position:	Chief Human Resources Officer Gentherm Group

/s/ Elisabeth Fortuin Name:i.V. Elisabeth Fortuin Position:Global Director HR - Automotive C&C, Director HR Europe
Thomas Stocker:
Datum/Date:	28.6.2021
/s/ Thomas Stocker
Name:	Thomas Stocker

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